                                                                     Exhibit 2.9

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                NETRATINGS, INC.

                        ESTANCIA ACQUISITION CORPORATION,

                             ACNIELSEN ERATINGS.COM

                                       AND

                              ACNIELSEN CORPORATION

                                   May 7, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Definitions..............................................................1
     1.1   Certain Defined Terms..............................................1
     1.2   Other Terms Used in this Agreement.................................6

2.   The Merger...............................................................6
     2.1   The Merger.........................................................6
     2.2   Closing; Effective Time............................................6
     2.3   Effect of the Merger...............................................6
     2.4   Certificate of Incorporation; Bylaws...............................7
     2.5   Directors and Officers.............................................7
     2.6   Effect on Capital Stock............................................7
     2.7   Exchange Procedures................................................8
     2.8   No Further Ownership Rights in Company Capital Stock...............9
     2.9   Lost, Stolen or Destroyed Certificates.............................9
     2.10  Tax Consequences...................................................9
     2.11  Taking of Necessary Action; Further Action.........................9

3.   Representations and Warranties of the Company and ACN....................9
     3.1   Organization, Standing and Power..................................10
     3.2   Authority.........................................................10
     3.3   Governmental Authorization........................................11
     3.4   Financial Statements..............................................11
     3.5   Capital Structure.................................................11
     3.6   Absence of Certain Changes........................................12
     3.7   Absence of Undisclosed Liabilities................................13
     3.8   Litigation........................................................13
     3.9   Restrictions on Business Activities...............................13
     3.10  Intellectual Property.............................................14
     3.11  Interested Party Transactions.....................................18
     3.12  Minute Books......................................................18
     3.13  Material Contracts................................................18
     3.14  Accounts Receivable...............................................19
     3.15  Customers and Suppliers...........................................19
     3.16  Employees and Consultants.........................................20
     3.17  Title to Property.................................................20
     3.18  Environmental Matters.............................................20
     3.19  Taxes.............................................................20
     3.20  Employee Benefit Plans............................................22
     3.21  Employee Matters..................................................25
     3.22  Insurance.........................................................25
     3.23  Compliance with Laws..............................................26
     3.24  Brokers' and Finders' Fees........................................26
     3.25  Privacy Policy....................................................26

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

4.   Representations and Warranties of NetRatings and Merger Sub.............27
     4.1   Organization, Standing and Power..................................27
     4.2   Authority.........................................................28
     4.3   SEC Documents: Financial Statements...............................29
     4.4   Capital Structure.................................................29
     4.5   Issuance of Shares................................................30
     4.6   Interim Operations of Merger Sub..................................30

5.   Additional Agreements...................................................30
     5.1   Conduct of Business of the Company Prior to the Effective Time....30
     5.2   Sale of Shares Pursuant to Regulation D...........................33
     5.3   Access to Information.............................................33
     5.4   Confidentiality...................................................33
     5.5   Public Disclosure.................................................34
     5.6   Regulatory Approval; Further Assurances...........................34
     5.7   Company Options...................................................35
     5.8   Blue Sky Laws.....................................................36
     5.9   Listing of Additional Shares......................................36
     5.10  Employees.........................................................36
     5.11  Reorganization....................................................37
     5.12  Expenses..........................................................37
     5.13  Indemnification and Insurance.....................................37
     5.14  Termination of Existing Agreements................................38
     5.15  Services Agreement and Post-Closing Agreement.....................38
     5.16  Modification of International Operations; Transition Matters......39
     5.17  Repayments........................................................39

6.   Conditions to the Merger................................................41
     6.1   Conditions to Obligations of Each Party to Effect the Merger......41
     6.2   Additional Conditions to the Obligations of NetRatings
              and Merger Sub.................................................41
     6.3   Additional Conditions to Obligations of the Company and ACN.......43

7.   Termination; Amendment..................................................44
     7.1   Termination.......................................................44
     7.2   Effect of Termination.............................................45
     7.3   Amendment.........................................................45

8.   Indemnification.........................................................45
     8.1   Survival of Representations and Warranties........................45
     8.2   Indemnification by ACN............................................45
     8.3   Indemnification by NetRatings and Merger Sub......................46
     8.4   Time Limitations..................................................46
     8.5   Limitations on Amount.............................................47
     8.6   Third Party Claims................................................47

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

9.   General Provisions......................................................48
     9.1   Notices...........................................................48
     9.2   Counterparts......................................................49
     9.3   Entire Agreement..................................................50
     9.4   Assignment........................................................50
     9.5   No Third Party Beneficiary........................................50
     9.6   Severability......................................................50
     9.7   Remedies Cumulative...............................................50
     9.8   Governing Law.....................................................50
     9.9   Rules of Construction.............................................50
     9.10  Enforcement.......................................................51
     9.11  Waiver............................................................51

                          LIST OF EXHIBITS AND ANNEXES

Annex A Amended and Restated Paragraph 4 of the Company's Certificate of Incorporation

Annex B-1  Form of Services Agreement

Annex B-2  Form of Post-Closing Agreement

Annex C    Form of NMR Commissions Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (as amended from time to time, the "Agreement") is made and entered into as of May 7, 2002 by and among
     ---------
NetRatings, Inc., a Delaware corporation ("NetRatings"), Estancia Acquisition
                                           ----------
Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary
                                      ----------
of NetRatings, ACNielsen eRatings.com, a Delaware corporation (the "Company"),
                                                                    -------
and ACNielsen Corporation, the principal stockholder of the Company ("ACN").
                                                                      ---

                                    RECITALS:

     A. The Boards of Directors of the Company, NetRatings and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company and Merger Sub combine into a single company through the merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.
              ------

     B. Pursuant to the Merger, among other things, the outstanding shares of Company Capital Stock shall be converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth herein.

     C. The Company, NetRatings and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a
                       ----
reorganization under the provisions of Section 368(a) of the Code.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

     1.   Definitions.
          -----------

          1.1 Certain Defined Terms. As used in this Agreement, the following
              ---------------------
terms shall have the following meanings:

               "Certificate" has the meaning set forth in Section 2.7.
                -----------

               "Closing" has the meaning set forth in Section 2.2.
                -------

               "Closing Date" has the meaning set forth in Section 2.2.
                ------------

               "COBRA" has the meaning set forth in Section 3.20(e).
                -----

               "Code" has the meaning set forth in Recital D.
                ----

               "Common Exchange Ratio" has the meaning set forth in Section
                ---------------------
2.6(c).

               "Company Audited Financial Statements" has the meaning set forth
                ------------------------------------
in Section 3.4.

               "Company Balance Sheet" has the meaning set forth in Section 3.4.
                ---------------------

               "Company Balance Sheet Date" has the meaning set forth in Section
                --------------------------
3.6.

               "Company Capital Stock" means Company Common Stock, Company
                ---------------------
Preferred Stock or any combination thereof.

               "Company Class A Preferred Stock" means the Class A Preferred
                -------------------------------
Stock, par value $0.001 per share, of the Company.

               "Company Common Stock" means the common stock, par value $0.001
                --------------------
per share, of the Company.

               "Company Disclosure Schedule" has the meaning set forth in
                ---------------------------
Section 3.

               "Company Employee Plan" has the meaning set forth in Section
                ---------------------
3.20(a).

               "Company Employees" has the meaning set forth in Section 5.5.
                -----------------

               "Company Financial Statements" has the meaning set forth in
                ----------------------------
Section 3.4.

               "Company Indemnified Person" and "Company Indemnified Persons"
                --------------------------       ---------------------------
have the meanings set forth in Section 7.3.

               "Company Intellectual Property" has the meaning set forth in
                -----------------------------
Section 3.10(c).

               "Company International Employee Plans" has the meaning set forth
                ------------------------------------
in Section 3.20(a).

               "Company Operating Agreement" means that certain Operating
                ---------------------------
Agreement, dated as of September 22, 1999, between the Company and NetRatings.

               "Company Option Plan" means the ACNielsen eRatings.com Stock
                -------------------
Option Plan.

               "Company Options" has the meaning set forth in Section 2.6(e).
                ---------------

               "Company Preferred Stock" means the preferred stock, par value
                -----------------------
$0.001 per share, of the Company.

               "Company Rights Agreement" means that certain Rights Agreement,
                ------------------------
dated as of September 22, 1999, among ACN, the Company and NetRatings.

               "Company Side Letter" means that certain letter agreement, dated
                -------------------
as of September 22, 1999, between NetRatings and ACN.

               "Company Stockholders Agreement" means that certain Stockholders
                ------------------------------
Agreement, dated as of September 22, 1999, among ACN, the Company and NetRatings.

               "Company Unaudited Financial Statements" has the meaning set
                --------------------------------------
forth in Section 3.4.

               "Confidentiality Agreement" has the meaning set forth in Section
                -------------------------
5.2.

               "Copyrights" has the meaning set forth in Section 3.10(a).
                ----------

               "Damages" has the meaning set forth in Section 7.2.
                -------

               "Delaware Law" has the meaning set forth in Section 2.1.
                ------------

               "Effective Time" has the meaning set forth in Section 2.2.
                --------------

               "ERISA" has the meaning set forth in Section 3.20(a).
                -----

               "ERISA Affiliate" has the meaning set forth in Section 3.20(a).
                ---------------

               "Exchange Act" means the United States Securities Exchange Act of
                ------------
1934, as amended.

               "Foreign Antitrust Laws" means any foreign antitrust or
                ----------------------
competition laws or regulations that require advance notification or clearance as a condition to the consummation of a business combination.

               "Governmental Entity" means a court, administrative agency or
                -------------------
commission or other governmental authority or instrumentality.

               "HIPAA" has the meaning set forth in Section 3.20(e).
                -----

               "Independent Directors" means the directors of NetRatings that
                ---------------------
are not (i) affiliated with ACN or any other entity (other than NetRatings) that controls, is controlled by or is under common control with ACN or (ii) employees of NetRatings.

               "Insurance Amount" has the meaning set forth in Section 5.8(c).
                ----------------

               "Intellectual Property" has the meaning set forth in Section
                ---------------------
3.10(a).

               "Issued Patents" has the meaning set forth in Section 3.10(a).
                --------------

               "JMM" means Jupiter Media Metrix, Inc., a Delaware corporation.
                ---

               "JMM Agreement" has the meaning set forth in Section 6.2.
                -------------

               "Leased Employees" has the meaning set forth in Section 3.22.
                ----------------

               "Material Adverse Effect," with respect to any entity or group of
                ------------------------
entities, means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, other than any event, change or effect resulting from any of the following, in and of itself: (a) a change in generally accepted accounting principles in the United States or any foreign jurisdiction or any interpretation thereof; (b) a change or occurrence affecting the industry or industries in which such entity or entities is or are engaged generally, except to the extent the effect on such entity is materially disproportionate as compared to the effect on substantially similarly situated entities engaged in such industry or industries generally;
(c) a change in general economic conditions in the United States or in any foreign jurisdiction, except to the extent the effect of such change on such entity is materially disproportionate as compared to the effect on substantially similarly situated entities; (d) any adverse change to the extent attributable to the announcement or pendency of the Merger, including any cancellations of or delay in customer orders, any reduction in sales or revenues, any disruption in supplier, distributor, partner or similar relations or any loss of employees;
(e) any adverse change to the extent attributable to the announcement, pendency or consummation of the transactions contemplated by the JMM Agreement, including any cancellations of or delay in customer orders, any reduction in sales or revenues, any disruption in supplier, distributor, partner or similar relations, any loss of employees, or any adverse change affecting JMM; or (f) any adverse change to the extent attributable to the taking or engaging in by ACN (or any affiliate thereof) or the Company of any Transition Matters or incurrence thereby of any Transition Costs or otherwise in connection with the implementation of the plan relating to the Company's international operations described in the definition of Transition Matters set forth below.

               "Material Contract" has the meaning set forth in Section 3.13.
                -----------------

               "Merger Consideration" means the shares of NetRatings Common
                --------------------
Stock to be issued in the Merger.

               "Merger Sub Common Stock" means the common stock, par value $.001
                -----------------------
per share, of Merger Sub.

               "Nasdaq" means The Nasdaq Stock Market, Inc.
                ------

               "NetRatings Common Stock" means the common stock, $.001 par value
                -----------------------
per share, of NetRatings.

               "NetRatings Employee Stock Purchase Plan" has the meaning set
                ---------------------------------------
forth in Section 4.4.

               "NetRatings Financial Statements" has the meaning set forth in
                -------------------------------
Section 4.3(b).

               "NetRatings Indemnified Person" and "NetRatings Indemnified
                -----------------------------       ----------------------
Persons" have the meanings set forth in Section 7.2.
-------

               "NetRatings Plans" has the meaning set forth in Section 5.5.
                ----------------

               "NetRatings SEC Documents" has the meaning set forth in Section
                ------------------------
4.3(a).

               "NetRatings Stock Option Plan" has the meaning set forth in
                ----------------------------
Section 4.4.

               "NMR" means Nielsen Media Research, Inc., a Delaware corporation.
                ---

               "NNM" means the Nasdaq National Market.
                ---

               "Patent Applications" has the meaning set forth in Section
                -------------------
3.10(a). "Patents" has the meaning set forth in Section 3.10(a).

               "Person" means any individual, corporation, general or limited
                ------
partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or any Governmental Entity.

               "Post-Closing Agreement" has the meaning set forth in Section
                ----------------------
6.1.

               "Preferred Exchange Ratio" means 749,341.
                ------------------------

               "Returns" has the meaning set forth in Section 3.19(b).
                -------

               "SEC" means the United States Securities and Exchange Commission.
                ---

               "Securities Act" means the United States Securities Act of 1933,
                --------------
as amended.

               "Services Agreement" has the meaning set forth in Section 6.1.
                ------------------

               "Surviving Corporation" has the meaning set forth in Section 2.1.
                ---------------------

               "Tax" has the meaning set forth in Section 3.19(a).
                ---

               "Third Party Intellectual Property" has the meaning set forth in
                ---------------------------------
Section 3.10(d).

               "Trademarks" has the meaning set forth in Section 3.10(a).
                ----------

               "Transition Costs" means any and all costs and expenses relating
                ----------------
to or incurred in connection with Transition Matters, whether incurred by ACN (or any affiliate thereof) or any other Person.

               "Transition Matters" means any and all actions taken to effect or
                ------------------
further the discontinuation, reduction, cessation or other reduction or modification of the international operations of the Company (and, to the extent relating to the Company, ACN) and/or the Company's (and, to the extent relating to the Company, ACN's) business and operations and presence in the following jurisdictions, including, without limitation, (i) the termination of the

Company's (and, to the extent relating to the Company, ACN's) relationships, contracts and arrangements with its customers in such jurisdictions, (ii) the termination of the Company's (and, to the extent relating to the Company, ACN's) relationships, contracts and arrangements with its suppliers and service providers (including, without limitation ACN and its affiliates) in such jurisdictions, (iii) the termination of the Company's (and, to the extent relating to the Company, ACN's) relationships, contracts and arrangements with respect to such jurisdictions, and (iv) the termination of any real property or personal property leases or similar arrangements of the Company (and, to the extent relating to the Company, ACN) in such jurisdictions:

     1.   Argentina
     2.   Austria
     3.   Belgium
     4.   Finland
     5.   India
     6.   Ireland
     7.   Israel
     8.   Mexico
     9.   New Zealand
     10.  Norway
     11.  Poland
     12.  Portugal
     13.  Singapore
     14.  South Africa
     15.  South Korea
     16.  Taiwan

Notwithstanding anything to the contrary set forth herein, the taking or implementation of any Transition Matter or incurrence or payment of any Transition Cost by the Company or ACN (or an affiliate thereof) shall not, in and of itself, constitute a breach of any representation, warranty, agreement or covenant of the Company or ACN contained herein.

          1.2 Other Terms Used in this Agreement. In this Agreement, any
              ----------------------------------
reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means that such event, change, condition or effect is material as it relates to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. In this Agreement, any reference to "generally accepted accounting principles" means the generally accepted accounting principles that are applied in the United States, except as otherwise specified. In this Agreement, any reference to a party's "subsidiary" or "subsidiaries" means any entity whose financial results are required to be consolidated with that party's financial results under generally accepted accounting principles, as in effect on the date of this Agreement, as a result of that party's ownership of the entity's equity securities or ability to elect members of the entity's board of directors or similar governing body.

     2.   The Merger.
          ----------

          2.1 The Merger. At the Effective Time and subject to and upon the
              ----------
terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), Merger Sub
                                                   ------------
shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                          ---------------------

          2.2 Closing; Effective Time. The closing of the transactions
              -----------------------
contemplated hereby (the "Closing") shall take place on the date hereof (the
                          -------
"Closing Date"). The Closing shall take place at the offices of Gray Cary Ware &
 ------------
Freidenrich, counsel to NetRatings, or at such other location as the parties hereto agree. Concurrently with the Closing, the parties hereto shall cause the Merger to be consummated by the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing, the "Effective Time").
                                                           -------------

          2.3 Effect of the Merger. At the Effective Time, the effect of the
              --------------------
Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          2.4 Certificate of Incorporation; Bylaws.
              ------------------------------------

               (a) At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation; provided, however,
                                                           --------  -------
that paragraph 4 of the Company's certificate of incorporation shall be amended and restated in its entirety as set forth on Annex A hereto, and paragraphs 5,
                                             -------
6, 7, 13 and 14 of the Company's certificate of incorporation shall be deleted in their entirety.

               (b) At the Effective Time, the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

          2.5 Directors and Officers. At the Effective Time, (i) the directors
              -----------------------
of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified, and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall continue to hold the offices they held immediately prior to the Effective Time, to serve until their respective successors are duly elected or appointed and qualified.

          2.6 Effect on Capital Stock. At the Effective Time, by virtue of the
              -----------------------
Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

               (a) Cancellation of Treasury Securities. At the Effective Time,
                   -----------------------------------
each share of Company Capital Stock held by the Company as treasury stock or otherwise immediately prior to the Effective Time shall automatically be cancelled and retired and no consideration or payment shall be delivered therefor or in respect thereof.

               (b) Conversion of Company Class A Preferred Stock. Each share of
                   ---------------------------------------------
Company Class A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive a number of fully paid and nonassessable shares of NetRatings Common Stock equal to the Preferred Exchange Ratio.

               (c) Conversion of Company Common Stock. Subject to Section
                   ----------------------------------
2.6(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by NetRatings or any direct or indirect subsidiary of NetRatings) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive a number of fully paid and nonassessable shares of NetRatings Common Stock at the rate of .00936 shares of NetRatings Common Stock for each share of Company Common Stock (the "Common Exchange Ratio").
                   ---------------------

               (d) Cancellation of Company Capital Stock Owned by NetRatings. At
                   ---------------------------------------------------------
the Effective Time, each share of Company Capital Stock owned by NetRatings or any direct or indirect subsidiary of NetRatings immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (e) Company Stock Options. At the Effective Time, all options to
                   ---------------------
purchase Company Common Stock then outstanding under the Company Option Plan ("Company Options") at the Effective Time shall be assumed by NetRatings in
  ---------------
accordance with Section 5.4.

               (f) Capital Stock of Merger Sub. At the Effective Time, each
                   ---------------------------
share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (g) Certificate Legends. The shares of NetRatings Common Stock to
                   -------------------
be issued pursuant to this Section 2.6 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing shares of NetRatings Common Stock to be issued pursuant to this
Section 2.6 shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH

     REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws.

          2.7  Exchange Procedures.
               -------------------

               (a) At or after the Closing, each holder of Company Capital Stock shall deliver to NetRatings any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (each a "Certificate"), which shares were converted into the right to
               -----------
receive shares of NetRatings Common Stock pursuant to Section 2.6, and NetRatings shall issue to each such holder of Company Capital Stock immediately upon receipt of such Certificate a certificate representing the number of whole shares of NetRatings Common Stock into which the shares represented by such Certificate immediately prior to the Effective Time were converted pursuant to
Section 2.6 in connection with the Merger, and the Certificate(s) so surrendered shall forthwith be canceled.

               (b) Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all purposes, to evidence the ownership of the number of full shares of NetRatings Common Stock into which such shares of Company Capital Stock shall have been converted in connection with the Merger.

          2.8 No Further Ownership Rights in Company Capital Stock. The Merger
              ----------------------------------------------------
Consideration delivered upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any dividends or distributions) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged substantially as provided in this Section 2.

          2.9 Lost, Stolen or Destroyed Certificates. In the event any
              --------------------------------------
Certificates shall have been lost, stolen or destroyed, NetRatings shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such NetRatings Common Stock (and dividends and distributions) as may be required pursuant to Section 2.6; provided, however, that NetRatings may, as a condition precedent to the issuance
--------  -------
thereof, require the owner of such lost, stolen or destroyed Certificate to provide to NetRatings an indemnity agreement against any claim that may be made against NetRatings with respect to the Certificate.

          2.10 Tax Consequences. It is intended by the parties hereto that the
               ----------------
Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

          2.11 Taking of Necessary Action; Further Action. If, at any time after
               ------------------------------------------
the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

     3. Representations and Warranties of the Company and ACN. The Company and
        -----------------------------------------------------
ACN each represent and warrant to NetRatings and Merger Sub that the statements contained in this Section 3 are true and correct, except as disclosed in a document of even date herewith and delivered by the Company to NetRatings referring to the representations and warranties in this Agreement (the "Company
                                                                        -------
Disclosure Schedule") and as otherwise qualified herein. The Company Disclosure
-------------------
Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosure in any such numbered and lettered section of the Company Disclosure Schedule shall qualify only the corresponding subsection in this Section 3 (except to the extent disclosure in any numbered and lettered section of the Company Disclosure
Schedule is specifically cross-referenced in another numbered and lettered section of the Company Disclosure Schedule).

          3.1 Organization, Standing and Power. The Company is a corporation
              --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to NetRatings true and correct copies of the Company's certificate of incorporation and bylaws, each as amended to date. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company has no subsidiaries. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person.

          3.2 Authority. The Company and ACN have all requisite corporate power
              ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and ACN. This Agreement has been duly executed and delivered by the Company and ACN and constitutes the valid and binding obligation of each of the Company and ACN enforceable against each of the Company and ACN in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally, and subject to general principles of equity. The execution and delivery of this Agreement by the Company and ACN does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the certificate of incorporation or bylaws of the Company or ACN or

(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or ACN or any of their respective properties or assets, in the case of clause (ii), except as set forth in Section 3.2 of the Company Disclosure Schedule or for such conflicts, violations, defaults, rights of termination, cancellation or acceleration or losses as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or ACN in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the certificate of merger as provided in Section 2.2, (b) the filing by NetRatings of a Form D with the SEC in accordance with Regulation D following the Effective Time, (c) the filing by NetRatings of a Form 8-K with the SEC, (d) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (e) such filings as may be required under Foreign Antitrust Laws, and (f) such other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on the Company and could not reasonably be expected to prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          3.3 Governmental Authorization. The Company or ACN has obtained each
              --------------------------
federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of the Company's business or the holding of any such interests, and all of such consents, grants, permits, licenses or other authorizations are in full force and effect, except where the failure to have obtained any such consents, licenses, permits, grants or other authorizations or maintain any of them in full force and effect could not reasonably be expected to have a Material Adverse Effect on the Company.

          3.4 Financial Statements. The Company has delivered to NetRatings (i)
              --------------------
its audited balance sheet as of December 31, 2000 and its audited statements of operations, cash flows and stockholders' equity for the fiscal year then ended (the "Company Audited Financial Statements"), (ii) its unaudited balance sheet
      ------------------------------------
as of December 31, 2001 and its unaudited statements of operations and cash flows for the fiscal year then ended (the "Company 2001 Unaudited Financial
                                           --------------------------------
Statements") and (iii) its unaudited balance sheet as of March 31, 2002 (the
----------
"Company Balance Sheet") and its unaudited statements of operations and cash
 ---------------------
flows for the three-month period then ended (collectively with the Company Balance Sheet, the "Company Interim Financial Statements"). The Company 2001
                    ------------------------------------
Unaudited Financial Statements and the Company Interim Financial Statements are referred to collectively herein as the "Company Unaudited Financial Statements,"
                                        --------------------------------------
and the Company Audited Financial Statements and the Company Unaudited Financial Statements are referred to collectively herein as the "Company Financial
                                                       -----------------
Statements." The Company Financial Statements have been prepared in accordance
----------
with generally accepted accounting principles (except as disclosed in the notes thereto and except that the Company Unaudited Financial Statements do not contain footnotes and, in the case of the Company Interim Financial Statements, are subject to normal year-end audit adjustments) applied on a consistent basis throughout the periods indicated and with each other.

The Company Financial Statements fairly present in all material respects the consolidated financial condition and operating results of the Company as of the dates and for the periods indicated therein. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          3.5 Capital Structure. The authorized capital stock of the Company
              -----------------
consists of (a) 200,000,000 shares of Company Common Stock, of which 19,900,000 are issued and outstanding as of the date of this Agreement, and (b) 2,000,000 shares of Company Preferred Stock, (i) of which 50,000 shares are designated Company Class A Preferred Stock, one of which is issued and outstanding as of the date of this Agreement, and which, as of the date of this Agreement, is convertible into 80,100,000 shares of Company Common Stock, and (ii) of which 50,000 are designated Class B Preferred Stock, $0.001 par value per share, none of which are outstanding as of the date hereof. All outstanding shares of Company Common Stock and Company Class A Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof (including those arising under the Company Stockholders Agreement, the Company Rights Agreement and the Company's certificate of incorporation), and are not subject to preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound, other than the Company Stockholders Agreement and the Company Rights Agreement. As of the date of this Agreement, there are 10,000,000 shares of Company Common Stock reserved for issuance under the Company Option Plan, of which 5,251,000 are subject to outstanding Company Options, none of which are or will be exercisable prior to the Effective Time. Except for the rights created pursuant to this Agreement, and the Company Options (and any stock option agreements issued in connection therewith) and other rights disclosed above in this Section 3.5 (including any rights under the Company Stockholders Agreement, the Company Option Plan or the Company Rights Agreement) and the Company Class A Preferred Stock, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. All shares of Company Common Stock issuable upon conversion of the Company Class A Preferred Stock or upon exercise of the Company Options described in this Section 3.5 will be, when issued pursuant to the respective terms of such Company Class A Preferred Stock or Company Options, as applicable, duly authorized, validly issued, fully paid and nonassessable. Other than the Company Stockholders Agreement, the Company Rights Agreement and the Company Option Plan (and any stock option agreements issued thereunder), there are no other contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock (i) between or among the Company and any of its stockholders and (ii) to the knowledge of the Company or ACN, between or among any of the Company's stockholders. All shares of outstanding Company Common Stock and Company Class A Preferred Stock and the Company Options were issued in compliance with all applicable federal and state securities laws.

          3.6 Absence of Certain Changes. From March 31, 2002 (the "Company
              --------------------------                            -------
Balance Sheet Date") through the date of this Agreement, the Company has
------------------
conducted its business in the ordinary course consistent with past practice and there has not occurred, except as set forth in Section 3.6 of the Company Disclosure Schedule or as specifically contemplated by this Agreement: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect with respect to the Company; (ii) any acquisition, sale or transfer of any material asset of the Company other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets, in each case, other than as required by changes in generally accepted accounting principles or other applicable principles of accounting or auditing; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock; (v) any Material Contract entered into by the Company, other than in the ordinary course of business and as provided to NetRatings, or any material amendment or termination of, or default under, any Material Contract; (vi) any amendment or change to the certificate of incorporation or bylaws of the Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (viii) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with NetRatings and its representatives regarding the transactions contemplated by this Agreement). As of the Closing Date, there are no accrued but unpaid dividends on shares of the Company's capital stock.

          3.7 Absence of Undisclosed Liabilities. The Company has no material
              ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Company Balance Sheet, (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice,
(iv) those incurred in connection with the execution and performance of this Agreement and (v) those arising as Transition Costs or in connection with Transition Matters.

          3.8 Litigation. Except as set forth in Section 3.8 of the Company
              ----------
Disclosure Schedule, as of the date of this Agreement, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, foreign or domestic (excluding collection actions brought by the Company in the ordinary course consistent with past practice), or, to the knowledge of the Company or ACN, threatened in writing against the Company or any of its properties or any of its officers or directors (in their capacities as such). As of the date of this Agreement, there is no judgment, decree or order against the Company, or, to the knowledge of the Company or ACN, any of its directors or officers (in their capacities as such).

          3.9 Restrictions on Business Activities. Except as set forth in
              -----------------------------------
Section 3.9 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted by the Company.

          3.10 Intellectual Property.
               ---------------------

               (a) For purposes of this Agreement, "Intellectual Property"
                                                    ---------------------
means:

                    (i) all United States and foreign issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");
                                       --------------

                    (ii) all United States and foreign published or unpublished provisional and substantive patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent
                                                              ------
Applications" and, with the Issued Patents, "Patents");
------------                                 -------

                    (iii) all United States and foreign copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright conventions (collectively, "Copyrights");
 ----------

                    (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks") and domain name registrations;
 ----------

                    (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, software and processes; and

                    (vi) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

               (b) The Company owns and has good and marketable title to, or possesses legally enforceable rights to use, all material Intellectual Property used in the business of the Company as currently conducted by the Company, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Intellectual Property owned by and licensed to the Company collectively constitutes all of the Intellectual Property necessary to enable the Company to conduct its business as such business is currently being conducted, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Other than NetRatings or, as set forth on Section 3.10(b) of the Company Disclosure Schedule, ACN, no current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Company

Intellectual Property. Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, there are no royalties, fees or other payments payable by the Company to any Person (other than NetRatings) under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Company Intellectual Property. Notwithstanding anything to the contrary in this Agreement, NetRatings and Merger Sub hereby acknowledge and agree that, to the extent that any Company Intellectual Property is owned by NetRatings or is licensed from NetRatings, neither the Company nor ACN shall be liable for any breach, default or misrepresentation in or under this Section 3.10 which arises from or in connection with any defect in said Intellectual Property or any rights associated therewith, where such defect or absence of rights was the result of or arises out of any action or inaction on the part of NetRatings. Further, notwithstanding anything to the contrary in this Agreement, it shall under no circumstances constitute a breach, default or misrepresentation by the Company or ACN of or under any representation or warranty set forth in this
Section 3.10, if any such representation or warranty shall be inaccurate or incorrect or incomplete due to any breach, default or misrepresentation by NetRatings in, of, or under any contract or agreement or other understanding between NetRatings and the Company, or the inaccuracy or incorrectness of any representation or warranty set forth in any such contract or agreement or understanding.

               (c) With respect to each item of Intellectual Property incorporated into any product of the Company or otherwise used in the business of the Company (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions and any Intellectual Property licensed from or contributed by NetRatings), as modified for the Company's operations ("Company
                                                                       -------
Intellectual Property"), Schedule 3.10(c) of the Company Disclosure Schedule
---------------------
lists:

                    (i) all Patents and Patent Applications, all registered Trademarks and pending trademark registrations and all registered Copyrights (in each case only to the extent any of the foregoing are owned by or have been assigned to the Company), including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed; and

                    (ii) the following agreements relating to the Company Intellectual Property other than any such agreements to which NetRatings is a party: (A) any exclusive licenses of Intellectual Property to or from the Company; (B) agreements pursuant to which the amounts actually paid or payable under firm commitments to the Company are $50,000 or more; (C) joint development agreements; (D) any agreement by which the Company grants any ownership right to any Company Intellectual Property owned by the Company (other than with customers or panelists entered into in the ordinary course of business); (E) any option relating to any Company Intellectual Property; and (F) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Company Intellectual Property.

               (d) Section 3.10(d) of the Company Disclosure Schedule lists all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any Intellectual Property owned by any third party, excluding (i) "off the shelf" or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions and

(ii) any Intellectual Property licensed from or contributed by NetRatings ("Third Party Intellectual Property").
  ---------------------------------

               (e) To the knowledge of the Company and ACN, as of the date of this Agreement, there is no unauthorized use, disclosure, infringement or misappropriation of any material Company Intellectual Property, including any Third Party Intellectual Property, by any third party, including any employee or former employee of the Company or ACN. Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business, the forms of which have been delivered to NetRatings or its counsel and indemnification provisions contained in any agreements between the Company and NetRatings. There are no royalties, fees or other payments payable to the Company by any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

               (f) The Company is not in breach in any material respect of any license, sublicense or other agreement relating to the Company Intellectual Property or Third Party Intellectual Property which is material to the Company, or where such breach could reasonably be expected to result in material harm or a material loss to the Company. Except as set forth in Section 3.10(f) of the Company Disclosure Schedule, neither the execution, delivery nor performance of this Agreement or any ancillary agreements contemplated hereby, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will violate, or conflict with in any material respect, or result in an infringement on the Company's right to own or use any Company Intellectual Property, including any Third Party Intellectual Property, which is material to the Company or where such violation, conflict or infringement could reasonably be expected to result in material harm or a material loss to the Company.

               (g) All material Patents and registered Trademarks and Copyrights owned by or assigned to the Company are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts. The Company is not infringing, misappropriating or making unlawful use of, and has not received any written notice or other written communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any proprietary asset owned or used by any third party, where such infringement, misappropriation or use could reasonably be expected to result in material harm or a material loss to the Company or is known to the Company or ACN as of the date of this Agreement. As of the date of this Agreement, except as set forth in
Section 3.10(g) of the Company Disclosure Schedule, to the knowledge of the Company and ACN, there is no proceeding pending or threatened in writing against the Company, nor has any written claim or demand been made to the Company or ACN, which challenges the legality, validity, enforceability or ownership of any item of Company Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement by the Company of any Intellectual Property of any third party. The Company has not brought a proceeding alleging infringement of Company Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

               (h) All current and former officers and employees of the Company who have or had access to any Company Intellectual Property have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of any Intellectual Property arising from services performed for the Company by such persons, except where the failure by the Company to have obtained such agreement could not reasonably be expected to have a Material Adverse Effect on the Company. All current and former consultants and independent contractors to the Company involved in the development or modification of Company Intellectual Property have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of any intellectual property arising from services performed for the Company by such persons, except where the failure by the Company to have obtained such agreement could not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, no employee or independent contractor of the Company is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with the Company, subject only to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except for NetRatings or, as set forth in Section 3.10(h) of the Company Disclosure Schedule, ACN, no current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Company Intellectual Property, subject only to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

               (i) The Company has taken commercially reasonable and customary measures and precautions as necessary to protect and maintain the confidentiality of all Company Intellectual Property (except such Company Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Company Intellectual Property it owns or uses, subject only to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has not disclosed confidential proprietary information of the Company to any third party, either directly or through a third party, except pursuant to the terms of a written confidentiality agreement between the Company and such third party and, to the knowledge of the Company and ACN, no disclosure or use of any such information by or on behalf of a third party has occurred without the Company's consent or as otherwise permitted under such confidentiality agreements, in each case, subject to such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

               (j) As of the date of this Agreement, the Company is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer or licensing by the Company of any Company Intellectual Property which is material to the Company which could reasonably be expected to materially and adversely affect the validity, use or enforceability of such Company Intellectual Property. Other than agreements to which NetRatings is a party, the Company is not subject to any agreement which restricts in any material respect the use, transfer, delivery or licensing by the Company of any Company Intellectual Property or any products or services of the Company.

          3.11 Interested Party Transactions. The Company is not indebted to any
               -----------------------------
director, officer, or employee of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to the Company. Other than as set forth in Section 3.11 of the Company Disclosure Schedule or as contemplated by this Agreement, and except for transactions with NetRatings, there have been no transactions since inception which would require disclosure if the Company were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

          3.12 Minute Books. The minute books of the Company made available to
               ------------
NetRatings contain a materially complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all material transactions referred to in such minutes accurately in all material respects.

          3.13 Material Contracts. All Material Contracts to which the Company
               ------------------
is a party as of the date of this Agreement are listed in Section 3.13 of the Company Disclosure Schedule, excluding Material Contracts to which NetRatings is a party. With respect to each Material Contract, (x) except as set forth in
Section 3.13 of the Company Disclosure Schedule and (y) except for Material Contracts which expire or are terminated in accordance with their terms after the date hereof, and (z) other than, as to clauses (ii) and (iii), Material Contracts to which NetRatings is a party: (i) the Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Company, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) to the knowledge of the Company and ACN, the Material Contract is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither the Company nor, to the knowledge of the Company and ACN, any other party, is in material breach or default, and no event has occurred which (with notice or lapse of time) would constitute a material breach or default by the Company or, to the knowledge of the Company or ACN, by any such other party, or permit termination, or material modification or acceleration, under the Material Contract. Notwithstanding anything to the contrary in this Section 3.13, it shall under no circumstances constitute a breach, misrepresentation or default by the Company or ACN of or under any representation or warranty set forth in this Agreement, if any such representation or warranty shall be inaccurate or incorrect or incomplete due to any breach, default or misrepresentation by NetRatings in, of or under any contract, agreement or other understanding between NetRatings and the Company. "Material Contract" means any contract, agreement or commitment to which the
 -----------------
Company is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) required to be listed on the Company Disclosure Schedule pursuant to Section 3.10(c)(ii) or Section 3.10(d), (iii) requiring the Company to indemnify any Person, except for agreements substantially similar to the standard forms of end-user licenses previously delivered by the Company to NetRatings, (iv) granting any exclusive rights to any party, (v) evidencing indebtedness for borrowed or loaned money of $50,000 or more, including guarantees of any such indebtedness, or (vi) which could reasonably be expected to have a Material Adverse Effect on the Company, if breached by the Company in such a manner as would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

          3.14 Accounts Receivable. Subject to any reserves set forth in the
               -------------------
Company Financial Statements, the accounts receivable shown on the Company Financial Statements, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices, are not, except as set forth in Section 3.14 of the Company Disclosure Schedule, subject to any prior assignment, lien or security interest and, to the knowledge of the Company or ACN, are not subject to valid defenses, set-offs or counter claims. The reserves for doubtful accounts on the Company Financial Statements have been booked in accordance with generally accepted accounting principles applied in a manner consistent with the Company's past practice, were reasonable in amount at the time they were established, and are believed by the Company and ACN to be reasonable in amount as of the date of this Agreement.

          3.15 Customers and Suppliers. Except as set forth in Section 3.15 of
               -----------------------
the Company Disclosure Schedule, no customer or supplier of the Company whose aggregate payments to or from the Company during the 12 months ended March 31, 2002 were not less than $50,000 or whose agreements or arrangements with the Company contemplate such aggregate payments during the 12 months immediately following March, 2002 has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate, its relationship with the Company, and to the knowledge of the Company or ACN, no such supplier or customer has indicated in writing its intention to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be.

          3.16 Employees and Consultants. Section 3.16 of the Company Disclosure
               -------------------------
Schedule contains, as of the date of this Agreement, (a) a list of the names and positions of (i) all full-time employees of the Company and (ii) employees of ACN and its affiliates leased by the Company who devote their full work time to the Company, (b) their respective salaries or wages and 2002 bonus targets and
(c) the dates on which they started working for the Company. Section 3.16 of the Company Disclosure Schedule lists all employees of ACN who, as of the date of this Agreement, provide material services to the Company other than individuals who provide Shared Services, as such term is defined in the Services Agreement.

          3.17 Title to Property. The Company has (a) good and marketable title
               -----------------
to all of its tangible assets and personal properties reflected as owned in the Company Balance Sheet or acquired after the date of the Company Balance Sheet (except properties and assets which have been sold or otherwise disposed of, or have become obsolete, since the Company Balance Sheet Date in the ordinary course of business), and (b) with respect to leased real and tangible personal properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which are reflected on the Company Balance Sheet and (iv) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The plants, property and equipment of the Company that are used in the operations of its business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company as of March 31, 2002 are reflected in the Company Balance Sheet to the extent required by generally accepted accounting principles. All leases with respect to real and tangible personal property to which the Company is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, on the Company and, to the knowledge of the Company and ACN, the other party or parties thereto, in each case, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity. True and correct copies of all leases with respect to tangible personal property that contemplate payments by the Company exceeding $50,000 per year and all leases with respect to real property have been provided to NetRatings. The Company owns no real property.

          3.18 Environmental Matters. To the knowledge of the Company and ACN,
               ---------------------
the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to each of their knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          3.19 Taxes. Except as set forth in Section 3.19 of the Company
               -----
Disclosure Schedule:

               (a) As used in this Agreement, the terms "Tax" and, collectively,
                                                         ---
"Taxes" mean any and all federal, state and local taxes of any country,
 -----
assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) The Company has prepared and timely filed all material returns, estimates, information statements and reports required to be filed by the Company prior to the Effective Time with any taxing authority ("Returns")
                                                                    -------
relating to any and all Taxes concerning or attributable to the Company or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

               (c) The Company, as of the Closing Date: (i) has paid all Taxes shown to be payable on such Returns covered by Section 3.19(b) and (ii) has withheld with respect to its employees all Taxes required to be withheld.

               (d) There is no material Tax deficiency outstanding or assessed or, to the knowledge of the Company or ACN, proposed in writing against the Company that is not reflected as a liability on the Company Balance Sheet nor has the Company executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (e) The Company has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the Company Balance Sheet in accordance with generally accepted accounting principles, whether asserted or unasserted, contingent or otherwise and neither the Company nor ACN has any knowledge of any basis for the assertion of any such material liability attributable to the Company, its assets or operations.

               (f) The Company is not a party to any tax-sharing agreement or similar arrangement with any other party, and the Company has not assumed an obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

               (g) The Company's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and the Company has not been notified in writing of any request for such an audit or other examination.

               (h) The Company has never been a member of an affiliated group of corporations filing a consolidated federal income tax return other than a group the common parent of which is ACN or ACN Holdings, Inc.

               (i) The Company has disclosed to NetRatings (i) any Tax exemption, Tax holiday or other Tax sparing arrangement that the Company has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (ii) any expatriate tax programs or policies affecting the Company. The Company is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

               (j) The Company has made available to NetRatings copies of all material Returns filed for all periods since its inception.

               (k) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by the Company.

               (l) The Company has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

               (m) The Company does not have any liability for the Taxes of any corporation or other business entity (other than the Company), other than any Person that is or was a member of a group the common parent of which is ACN or ACN Holdings, Inc., as contemplated by Section 3.19(h), under Treasury Regulation (S) 1.1502-6 or any similar provision of state, local or foreign law.

          3.20 Employee Benefit Plans.
               ----------------------

               (a) Section 3.20 of the Company Disclosure Schedule contains a complete and accurate list of each material plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is or has been sponsored, maintained, contributed to, or
  -----
required to be contributed to by the Company or maintained for the benefit of employees of the Company and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (collectively, the "Company Employee Plans"). Except as
 ---------------                        ----------------------
otherwise disclosed in Section 3.20 of the Company Disclosure Schedule, such Section separately lists each Company Employee Plan that has been adopted or maintained by the Company, whether formally or informally, for the benefit of employees outside the United States ("Company International Employee Plans").
                                      ------------------------------------

               (b) The Company has furnished to NetRatings true and complete copies of documents embodying each of the Company Employee Plans (other than the Company International Employee Plans) and summary plan descriptions of such Plans, and Form 5500 (Annual Report) for the most recent plan year. The Company has furnished NetRatings with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and to the knowledge of the Company, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

               (c) Except as set forth in Section 3.20(c) of the Company Disclosure Schedule, (i) each Company Employee Plan (other than the Company International Employee Plans) has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except, in each case, as could not reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company, and the Company and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any such Company Employee Plans; (ii) any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Company Employee Plans maintained in the United States promises or provides retiree medical or other retiree welfare benefits to any person employed or formerly employed by the Company; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Employee Plan, subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company; (v) none of the Company or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plan, subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company; (vi) all contributions required to be made by the Company to any Company Employee Plan have been paid or accrued on the Company Financial Statements or the books of the Company; (vii) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred, subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company; (viii) each Company Employee Plan subject to ERISA, has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan, subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company; (ix) no suit, administrative proceeding, action or other litigation has been brought, or, to the knowledge of the Company or ACN is threatened in writing, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by the Company which could reasonably be expected to materially increase the expense of maintaining any Company Employee Plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in the Company Financial Statements.

               (d) Except as provided in Section 3.20(d) of the Company Disclosure Schedule, neither the Company nor ACN maintains, sponsors, participates in, contributes to, or is obligated to contribute to, or has otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of the Company or any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan (as defined in Section 3(37) of ERISA), subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company.

               (e) With respect to each Company Employee Plan, the Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the
                                                                -----
regulations
thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and
                                                                  -----
(iv) the applicable requirements of the Cancer Rights Act of 1998, in each case, except to the extent that such failure to comply could not reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company. The Company has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

               (f) Except as set forth in Section 3.20(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, independent contractor or consultant of or to the Company or any ERISA Affiliate to material severance benefits or any other material payment (including, without limitation, unemployment compensation, golden parachute, bonus or benefits under any Company Employee Plan), except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee, independent contractor or consultant. No benefit payable or which may become payable by the Company pursuant to any Company Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Except as set forth in Section 3.20(f) of the Company Disclosure Schedule, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to NetRatings or the Company (other than ordinary administration expenses typically incurred in a termination event).

               (g) Except as set forth in Section 3.20(g) of the Company Disclosure Schedule, each Company International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Company Employee Plan. No Company International Employee Plan has unfunded liabilities, that, as of the Effective Time, will not be offset by insurance or fully accrued on the Company Financial Statements or the books of the Company. Except as required by law, no condition exists that would result in material liability to the Company or NetRatings should any International Company Employee Plan (other than the Company Option Plan) be terminated or amended at any time for any reason.

          3.21 Employee Matters. The Company and, as to employees of ACN and its
               ----------------
affiliates (other than NetRatings) that render services to the Company and are listed in Section 3.16 of the Company Disclosure Schedule ("Leased Employees"),
                                                            ----------------
ACN and its affiliates (other than NetRatings) are in compliance in all material respects with all currently applicable laws and regulations respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. As of the date of this Agreement, there are no proceedings pending or, to the knowledge of the Company or ACN, threatened in writing, between the Company and any of its current or former employees or Leased Employees. As of the date of this Agreement, there are no claims pending, or, to the knowledge of the Company or ACN, threatened in writing, against the Company under any workers' compensation or long term disability plan or policy. Except as set forth in Section 3.20(a) of the Company Disclosure Schedule, the Company is not a party to any collective bargaining agreement or other labor union contract in the United States and, to the Company's and ACN's knowledge, is not a party to such agreement or contract outside of the United States, except for those imposed by statute or local law or disclosed on Section 3.20(a) of the Company Disclosure Schedule, nor does the Company have knowledge of any activities or proceedings of any labor union to organize its employees. The Company has provided all employees, and ACN and its affiliates have provided all Leased Employees, with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation which became due and payable through the date of this Agreement.

          3.22 Insurance. The Company has or is currently covered by policies of
               ---------
insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. There is no material claim relating to the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds.

          3.23 Compliance with Laws. The Company has complied in all material
               --------------------
respects with, is not in material violation of and has not received any notices of material violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

          3.24 Brokers' and Finders' Fees. Except as set forth in Section 3.24
               --------------------------
of the Company Disclosure Schedule, neither ACN nor the Company has incurred any obligation for any brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby for which NetRatings or the Surviving Corporation will be liable.

          3.25 Privacy Policy.
               --------------

               (a) For purposes of this Section 3.25:

                    (i) "Written Panelist Privacy Statement" means the Company's
                         ----------------------------------
privacy policy statement applicable to information collected from the Company's panel subjects, which statement is delivered in written form to such panel subjects.

                    (ii) "Electronic Panelist Privacy Statement" means the
                          -------------------------------------
Company's privacy policy statement applicable to information collected from the Company's panel subjects, which statement is presented electronically to the person installing the software which enables the gathering of the information described in the statement.

                    (iii) "Public Website Privacy Statement" means the Company's
                           --------------------------------
privacy policy statement on its public site on the World Wide Web applicable to information collected via the Company's public site on the World Wide Web.

               (b) Panel Subjects.
                   --------------

                    (i) The Written Panelist Privacy Statement and Electronic Panelist Privacy Statement are accurate and consistent in all material respects with the Company's actual practices with respect to the collection and disclosure of personally identifiable information of the Company's panel subjects. The Company does not use or disclose information obtained from panelists unless, at the time the Company's data collection software is installed, the installer of such software accepts, by means of a click-through, the Company's Electronic Panelist Privacy Statement. The Written Panelist Privacy Statement and Electronic Panelist Privacy Statement comply in all material respects with all applicable privacy laws and regulations regarding the disclosure of personal data as applicable to personally identifiable data collected by the Company of the Company's panel subjects. The Company's use and distribution of all personally identifiable data collected by the Company from the Company's panel subjects is governed by law and the Written Panelist Privacy Statement and Electronic Panelist Privacy Statement pursuant to which the data was collected. Attached as Section 3.25(b) of the Company Disclosure Schedule are true and correct copies of: (i) the Electronic Panelist Privacy Statement in English, and (ii) a Written Panelist Privacy Statement that is substantially similar in all material respects to the actual versions delivered to panelists.

                    (ii) Other than such technological and procedural measures which have been implemented by NetRatings or are otherwise under NetRatings' control, the Company has commercially reasonable technological and procedural measures in place to protect data collected from the Company's panel subjects against loss, theft, unauthorized access or disclosure. The Company does not sell, or rent to third parties any personally identifiable data submitted by the Company's panel subjects. Other than as constrained by the Written Panelist Privacy Statement and Electronic Panelist Privacy Statement and by applicable laws and regulations, the Company is not restricted in its use and/or distribution of personal data collected by the Company from its panelists. The Company has not received written notice of any material claims that have arisen regarding the Written Panelist Privacy Statement and Electronic Panelist Privacy Statement or the implementation thereof.

               (c) Public Website.
                   --------------

                    (i) The Company maintains a link to the Public Website Privacy Statement from the home page of its public website on which website personally identifiable information is collected from visitors of such web site. The Public Website Privacy Statement is accurate and consistent in all material respects with the Company's actual practices with respect to the collection, use and disclosure of personally identifiable information of visitors of the Company's public website. The Public Website Privacy Statement complies in all material respects with all applicable privacy laws and regulations regarding the disclosure and use of personal data as applicable to personally identifiable data collected by the Company of visitors to the Company's public website. The Company's use and distribution of all personally identifiable data collected by the Company from visitors of the Company's public web site is governed by law and by the Public Website Privacy Statement pursuant to which the data was collected. A true and correct copy of the Public Website Privacy Statement is attached as Section 3.25(c) of the Company Disclosure Schedule.

                    (ii) The Company has commercially reasonable technological and procedural measures in place to protect data collected from visitors of the Company's public website against loss, theft, unauthorized access or disclosure. The Company does not sell, or rent to third parties any personally identifiable data submitted by visitors of the Company's public web site. Other than as constrained by the Public Website Privacy Statement and by applicable laws and regulations, the Company is not restricted in its use and/or distribution of personal data collected by the Company from visitors to its public website. The Company has not received written notice of any material claims that have arisen regarding the Public Website Privacy Statement or the implementation thereof.

     4. Representations and Warranties of NetRatings and Merger Sub. NetRatings
        -----------------------------------------------------------
and Merger Sub represent and warrant to ACN that the statements contained in this Section 4 are true and correct.

          4.1 Organization, Standing and Power. Each of NetRatings and Merger
              --------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of NetRatings and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect on NetRatings. NetRatings has delivered to ACN a true and correct copy of the certificate of incorporation and bylaws of NetRatings and Merger Sub, each as amended to date. Neither NetRatings nor Merger Sub is in violation of any of the provisions of its respective certificate of incorporation or bylaws.

          4.2 Authority. NetRatings and Merger Sub have all requisite corporate
              ---------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, duly authorized by all necessary corporate action on the part of NetRatings and Merger Sub. This Agreement has been duly executed and delivered by NetRatings and Merger Sub and constitutes the valid and binding obligations of NetRatings and Merger Sub enforceable against NetRatings and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and subject to general principles of equity. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the certificate of incorporation or bylaws of NetRatings or any of its subsidiaries, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NetRatings or any of its subsidiaries or their properties or assets, in the case of clause (ii), except for violations, defaults, rights of termination, cancellation or acceleration that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NetRatings. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to NetRatings or any of its subsidiaries in connection with the execution and delivery of this Agreement by NetRatings and

Merger Sub or the consummation by NetRatings and Merger Sub of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger as provided in Section 2.2, (b) the filing by NetRatings of a Form D with the SEC in accordance with Regulation D following the Effective Time, (c) the filing by NetRatings of a Form 8-K with the SEC, (d) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(e) such filings as may be required under Foreign Antitrust Laws (f) the filing by NetRatings with Nasdaq of a Notification Form for Listing of Additional Shares with respect to the shares of NetRatings Common Stock to be issued in the Merger and issuable upon exercise of Company Options assumed in the Merger, and
(g) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on NetRatings and could not reasonably be expected to prevent, materially alter or delay any of the transactions contemplated by this Agreement.

          4.3 SEC Documents: Financial Statements.
              -----------------------------------

               (a) NetRatings has timely filed all forms, reports and documents (including all exhibits and all information incorporated therein) required to be filed with the SEC by NetRatings since December 8, 1999 (together with NetRatings' Registration Statement on Form S-1 (Registration No. 333-87717), the "NetRatings SEC Documents"). The NetRatings SEC Documents (i) when filed,
 ------------------------
complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NetRatings SEC Documents or necessary in order to make the statements in such NetRatings SEC Documents, in the light of the circumstances under which they were made, not misleading.

               (b) The financial statements of NetRatings, including the notes thereto, included in the NetRatings SEC Documents (the "NetRatings Financial
                                                        --------------------
Statements") complied as to form in all material respects with applicable
----------
accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The NetRatings Financial Statements fairly present the consolidated financial condition and operating results of NetRatings and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in NetRatings accounting policies except as described in the notes to the NetRatings Financial Statements.

          4.4 Capital Structure. The authorized capital stock of NetRatings
              -----------------
consists of 200,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value, of which there were 33,817,522 shares of NetRatings Common Stock and no shares of Preferred Stock issued and outstanding as of the close of business on March 28, 2002.

Other than as described in the preceding sentence, there are no outstanding shares of capital stock or voting securities of NetRatings other than shares of NetRatings Common Stock issued after March 28, 2002 upon the exercise of options issued under the NetRatings Stock Option Plan (the "NetRatings Stock Option
                                                    -----------------------
Plan") or shares of NetRatings Common Stock issued under the NetRatings Employee
----
Stock Purchase Plan (the "NetRatings Employee Stock Purchase Plan"). The
                          ---------------------------------------
authorized capital stock of Merger Sub consists of 100 shares of Common Stock all of which are issued and outstanding and are held by NetRatings. All outstanding shares of NetRatings and Merger Sub have been duly authorized and are validly issued, fully paid and nonassessable. NetRatings has reserved 10,577,500 shares of NetRatings Common Stock for issuance to employees, directors and independent contractors pursuant to the NetRatings Stock Option Plan, of which 4,136,557 shares are subject to outstanding options, and 250,000 shares of NetRatings Common Stock for issuance pursuant to the NetRatings Purchase Plan, of which 118,206 shares are available for issuance. Other than this Agreement, the NetRatings Stock Option Plan and the NetRatings Purchase Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which NetRatings or Merger Sub is a party or by which either of them is bound obligating NetRatings or Merger Sub to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of NetRatings or Merger Sub or obligating NetRatings or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          4.5 Issuance of Shares. The issuance and delivery of the NetRatings
              ------------------
Common Stock as Merger Consideration in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of NetRatings, and, when issued at or after the Effective Time as contemplated hereby, such shares of NetRatings Common Stock will be duly and validly issued, fully paid and nonassessable. Such NetRatings Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws, and will not have been issued in violation of the preemptive rights or rights of first refusal or similar rights of any Person.

          4.6 Blue Sky Laws. NetRatings has taken such steps as may be necessary
              -------------
to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the NetRatings Common Stock and assumption of Company Options in connection with the Merger. The Company and ACN shall each use its commercially reasonable efforts to assist NetRatings as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of NetRatings Common Stock and assumption of Company Options in connection with the Merger.

          4.7 Interim Operations of Merger Sub. Merger Sub was formed solely for
              --------------------------------
the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     5. Additional Agreements.
        ---------------------

          5.1 Sale of Shares Pursuant to Regulation D. The parties hereto
              ---------------------------------------
acknowledge and agree that the shares of NetRatings Common Stock issuable to ACN pursuant to Section 2.6 hereof shall constitute "restricted securities" within the Securities Act. The certificates of NetRatings Common Stock shall bear the legends set forth in
Section 2.6(g).

          5.2 Confidentiality. The parties acknowledge that they have previously
              ---------------
executed a non-disclosure agreement dated as the date hereof (the
"Confidentiality Agreement"), which Confidentiality Agreement is hereby
 -------------------------
incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

          5.3 Public Disclosure. Unless otherwise permitted by this Agreement,
              -----------------
NetRatings and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public or non-confidential disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq.

          5.4 Company Options.
              ---------------

               (a) At the Effective Time, each Company Option, whether vested or unvested, will be assumed by NetRatings as contemplated by this Section 5.4.
Section 5.4 of the Company Disclosure Schedule hereto sets forth a true and complete list as of the Closing Date of all holders of outstanding Company Options, including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such Company Option. Each such Company Option so assumed by NetRatings under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Option Plan and any other document governing such Company Option immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of whole shares of NetRatings Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio and rounded down to the nearest whole number of shares of NetRatings Common Stock, (ii) the per share exercise price for the shares of NetRatings Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole tenth of a cent, and
(iii) the term, vesting schedule and other provisions of such Company Option shall remain unchanged, provided that all outstanding Options shall be exercisable as of the Effective Time to the extent vested as of the Effective Time and will continue to become exercisable as they vest after the Effective Time. Consistent with the terms of the Company Option Plan and the documents governing the outstanding Company Options, the Merger will not result in the termination of any of the outstanding Company Options or, except as contemplated by the preceding sentence, the acceleration of the exercisability or vesting of such Company Options upon NetRatings' assumption of the Company Options in the Merger. Within 20 business days after the Effective Time, NetRatings will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding Company Option a document in form and substance reasonably satisfactory to ACN evidencing the foregoing assumption of such Company Option by NetRatings.

               (b) As soon as practicable after the Effective Time, but in any event within 30 days thereafter, NetRatings shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of NetRatings Common Stock subject to the Company Options assumed by NetRatings and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as the assumed Company Options remain outstanding.

          5.5 Employees. On or as soon as practicable following the Closing
              ---------
Date, all employees of the Company, and, as of their respective hire dates with the Company or NetRatings or any of their respective subsidiaries, all employees of ACN and its affiliates who are Dedicated Employees (as defined in the Services Agreement) and who following the Closing Date become employees of the Company or NetRatings or any of their respective subsidiaries as contemplated by the Services Agreement (collectively, the "Company Employees"), shall be
                                           -----------------
entitled to participate in all employee benefit plans, programs and arrangements maintained by NetRatings for the benefit of similarly situated employees as of the Closing Date or such hire date, as applicable (the "NetRatings Plans"). From
                                                        ----------------
and after the Closing Date, or, with respect to Dedicated Employees, their respective hire dates with the Company or NetRatings or any of their respective subsidiaries, NetRatings shall, to the extent permitted by the NetRatings Plans as of the Closing Date, cause the NetRatings Plans to (i) credit the Company Employees with all of the years and months of service they had been credited with under any comparable plan in which such Company Employees participated prior to the Closing Date or hire date (as applicable), (ii) waive any pre-existing condition of the Company Employees for purposes of any employee welfare plan (within the meaning of Section 3(1) of ERISA) maintained by NetRatings to the extent such condition was covered under the applicable plan maintained by the Company, and (iii) recognize expenses and claims that are incurred by a Company Employee in the year in which the Closing Date or hire date (as applicable) occurs and were recognized by a similar Company Employee Plan for the purpose of computing deductible amounts, co-payments or other limitations on coverage under the NetRatings Plans.

          5.6 Reorganization. NetRatings and the Company shall each use its best
              --------------
efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code. NetRatings, the Company and the Surviving Corporation will not take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" described in Section 368(a) of the Code with respect to which no gain or loss will be recognized by a shareholder of the Company on the conversion of the Company Capital Stock into NetRatings Common Stock pursuant to the Merger, including, without limitation, the transfer or other disposition by Surviving Corporation of its assets or properties.

          5.7 Expenses. All costs and expenses incurred by or on behalf of
              --------
NetRatings in connection with this Agreement and the transactions contemplated hereby shall be paid by NetRatings, and all costs and expenses incurred by or on behalf of the Company or ACN in connection with this Agreement and the transactions contemplated hereby shall be paid by ACN.

          5.8 Indemnification and Insurance.
              -----------------------------

               (a) NetRatings and the Surviving Corporation (each an "Indemnifying Party" and collectively the "Indemnifying Parties") shall jointly
 ------------------                        --------------------
and severally indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement, an officer, director or employee of the Company and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (each an "Indemnified
                                                                  -----------
Party" and collectively the "Indemnified Parties") against all losses, claims,
-----                        -------------------
damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time, including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the full extent a corporation is permitted under the Delaware Law to indemnify its own directors, officers and employees, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective
Time), (i) the Indemnified Parties may retain counsel reasonably satisfactory to them and NetRatings and the Surviving Corporation, (ii) NetRatings and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for, and all other reasonable costs and expenses of, the Indemnified Parties promptly as statements therefor are received, and (iii) NetRatings and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter; provided, however, that none of NetRatings or the
                            --------  -------
Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 5.8, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify NetRatings or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 5.8, except to the extent such failure materially prejudices the defense of such claim, action, suit, proceeding or investigation), and shall deliver to NetRatings and the Surviving Corporation the undertaking contemplated by Section 145(e) of the Delaware Law. The obligations of the parties set forth in this Section 5.8 shall be in the furtherance of and not in limitation of the succeeding paragraphs of this
Section 5.8.

               (b) The Surviving Corporation (or, in the event the Surviving Corporation is dissolved or otherwise no longer in existence, NetRatings) will fulfill, assume and honor in all respects the indemnification obligations of the Company pursuant to Delaware Law, the Company's certificate of incorporation and bylaws and any indemnification agreement between the Company and any of the Company's directors and officers existing and in force as of the Closing Date (including this Agreement).

               (c) NetRatings and the Surviving Corporation shall, until the sixth anniversary of the Closing Date or such earlier date as may be mutually agreed upon by NetRatings, the Surviving Corporation and each person entitled to the benefits of this

Section 5.8, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by or on behalf of the Company as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Closing Date; provided, however, that in no event
                                          --------  -------
shall the Surviving Corporation be required to expend more than an amount equal to 150% (the "Insurance Amount") of the current amount expended by the Company
              ----------------
to maintain or procure insurance coverage pursuant hereto and further provided that if NetRatings is unable to maintain or procure insurance in the amount of coverage existing at the Closing Date for the Insurance Amount, NetRatings shall use its reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

               (d) If the Surviving Corporation does not have sufficient capital to comply with its obligations under this Section 5.8, NetRatings shall provide the Surviving Corporation with such capital.

          5.9 Termination of Existing Agreements. As of the Effective Time, the
              ----------------------------------
following agreements shall be automatically terminated and shall cease to be of any further legal effect (except for provisions that expressly survive such termination by their terms and except that such termination shall not affect the obligation of any party thereto to pay any amounts payable by such party thereunder as of the time of termination) with no further action required to be taken by any party thereto in order to effect such termination: (a) the Company Stockholders Agreement, (b) the Company Rights Agreement, (c) the Company Operating Agreement and (d) the Company Side Letter.

          5.10 NNM Listing. NetRatings shall use its reasonable efforts to cause
               -----------
the NetRatings Common Stock to be issued in connection with the Merger to be authorized for listing on the NNM within ten (10) days following the Closing.

     6. Additional Deliveries at Closing.
        --------------------------------

          6.1 Services Agreement and Post-Closing Agreement. Substantially
              ---------------------------------------------
contemporaneously with the execution and delivery of this Agreement, the Surviving Corporation, NetRatings and ACN have entered into a Services Agreement (the "Services Agreement"), and the Surviving Corporation and ACN have entered
      ------------------
into a Post-Closing Agreement (the "Post-Closing Agreement"), in substantially
                                    ----------------------
the forms attached to this Agreement as Annex B-1 and Annex B-2, respectively.
                                        ---------     ---------

          6.2 Settlement of Patent Infringement Claim and Grant of License. On
              ------------------------------------------------------------
or prior to the Closing Date, the closing of the transactions contemplated by that certain Agreement (the "JMM Agreement"), dated as of the date hereof, between JMM and NetRatings, has occurred.

          6.3 Amendment of NMR Operating Agreement. The Operating Agreement,
              ------------------------------------
dated August 15, 1999, between NetRatings and NMR has been amended pursuant to the NMR Commissions Agreement in the form attached hereto as Annex C.
                                                             -------

     7. Indemnification.
        ---------------

          7.1 Survival of Representations and Warranties. All representations
              ------------------------------------------
and warranties made by the Company, ACN, NetRatings or Merger Sub herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (sometimes referred to herein as the "Termination Date").
                                                       ----------------

          7.2 Indemnification by ACN. Subject to the limitations set forth in
              ----------------------
this Section 7, ACN hereby agrees to indemnify, defend and hold harmless NetRatings and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control NetRatings or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as a "NetRatings Indemnified Person" and collectively as the "NetRatings Indemnified
 -----------------------------                           ----------------------
Persons") from and against any and all losses, costs, damages, liabilities and
-------
expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, "Damages"), arising out
                                                          -------
of or relating to (i) any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by the Company or ACN in this Agreement, or (ii) any liability of the Company for Taxes of any other Person that is or was a member of a group the common parent of which is ACN or ACN Holdings, Inc. under Treasury Regulation (S) 1.1502-6 or any similar provision of state, local or foreign law. The sole recourse of the NetRatings Indemnified Persons against ACN and its affiliates for any Damages for which indemnification is to be provided under clause (i) of this Section 7.2 shall be indemnification under this Section 7, and each NetRatings Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

          7.3 Indemnification by NetRatings and Merger Sub. Subject to the
              --------------------------------------------
limitations set forth in this Section 7, NetRatings hereby agrees to indemnify, defend and hold harmless ACN and its officers, directors, agents, attorneys and employees, and each person who controls or may control ACN or the Company within the meaning of the Securities Act (hereinafter referred to individually as a "Company Indemnified Person" and collectively as the "Company Indemnified
 --------------------------                           -------------------
Persons") from and against any and all Damages arising out of or relating to:
-------
(i) any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by NetRatings or Merger Sub in this Agreement; or (ii) the operation of the business of the Surviving Corporation after the Closing. The sole recourse of the Company Indemnified Persons against NetRatings for any Damages for which indemnification is to be provided under clause (i) of this Section 7.3 shall be indemnification under this Section 7.3, and each Company Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

          7.4 Time Limitations.
              ----------------

               (a) ACN will have no obligation to indemnify any NetRatings Indemnified Persons for any Damages with respect to any representation or warranty or any covenant, agreement or obligation to be performed and complied with prior to the Closing Date, unless on or before the Termination Date, NetRatings or such NetRatings Indemnified Person notifies ACN of a claim for such indemnification specifying the factual basis of the claim in reasonable detail to the extent then known by NetRatings or such NetRatings Indemnified Person. A claim for indemnification or reimbursement not based on any representation or warranty or any covenant or obligation to be performed and complied on or prior to the Closing Date may be made at any time, subject to applicable statutes of limitation.

               (b) Subject to the immediately following sentence, NetRatings will have no obligation to indemnify any Company Indemnified Persons for any Damages with respect to any representation or warranty or any covenant, agreement or obligation to be performed and complied with prior to the Closing Date, unless on or before the Termination Date, ACN or such Company Indemnified Person notifies NetRatings of a claim for such indemnification specifying the factual basis of the claim in reasonable detail to the extent then known by ACN or such Company Indemnified Person. A claim for indemnification under clause
(ii) of the first sentence of Section 7.3 may be made at any time, subject to applicable statutes of limitations.

          7.5 Limitations on Amount.
              ---------------------

               (a) ACN will have no liability to indemnify any NetRatings Indemnified Person for any Damages under Section 7.2 except and to the extent that the total of all Damages incurred by NetRatings Indemnified Persons thereunder exceeds $375,000. Notwithstanding anything to the contrary herein, in no event shall ACN be obligated to indemnify the NetRatings Indemnified Persons, together, for Damages under clause (i) of Section 7.2 exceeding $9,600,000 in the aggregate.

               (b) NetRatings will have no liability to indemnify any Company Indemnified Person for any Damages under clause (i) of the first sentence of
Section 7.3 except and to the extent that the total of all Damages incurred by Company Indemnified Persons thereunder exceeds $375,000. Notwithstanding anything to the contrary herein, in no event shall NetRatings be obligated to indemnify the Company Indemnified Persons, together, for Damages under clause
(i) the first sentence of Section 7.3 exceeding $9,600,000 in the aggregate.

          7.6 Third Party Claims.
              ------------------

               (a) Promptly after receipt by an indemnified party under Section
7.2 or 7.3 of notice of the commencement of any action or proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such action or proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the defense of such action is actually prejudiced by the indemnified party's failure to give such notice.

               (b) If any action or proceeding referred to in Section 7.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such action or proceeding, the indemnifying party will be entitled to participate in such action or proceeding and, to the extent that it wishes (unless the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such action or proceeding and provide indemnification with respect to such action or proceeding), to assume the defense of such action or proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such action or proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such action or proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such action or proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of an action or proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of laws or regulations or any violation of the rights of any person or entity and no effect on any other claims that may be made against the indemnified party and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party. If notice is given to an indemnifying party of the commencement of any action or proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such action or proceeding, the indemnifying party will be bound by any determination made in such action or proceeding or any compromise or settlement effected by the indemnified party.

               (c) NetRatings hereby consents to the non-exclusive jurisdiction of any court in which an action or proceeding is brought against any Company Indemnified Person for purposes of any claim that a Company Indemnified Person may have under this Agreement with respect to such action or proceeding or the matters alleged therein, and agrees that process may be served on NetRatings with respect to such a claim anywhere in the world. ACN hereby consents to the non-exclusive jurisdiction of any court in which an action or proceeding is brought against any NetRatings Indemnified Person for purposes of any claim that a NetRatings Indemnified Person may have under this Agreement with respect to such action or proceeding or the matters alleged therein, and agrees that process may be served on ACN with respect to such a claim anywhere in the world.

     8. General Provisions.
        ------------------

          8.1 Notices. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed duly delivered (i) upon receipt if delivered personally, (ii) three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) one (1) business day after it is sent by nationally recognized commercial overnight courier service, or (iv) upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address, or at such other address for a party as shall be specified upon ten (10) days prior notice given in the manner contemplated by this Section 8.1:

               (a) if to NetRatings or Merger Sub, to:

                   NetRatings, Inc.
                   890 Hillview Court
                   Suite 300
                   Milpitas, CA 95035
                   Attention:  Todd Sloan
                   Fax:     (408) 957-0487
                   Tel:     (408) 941-2900

                   with a copy to:

                   Gray Cary Ware & Freidenrich LLP
                   400 Hamilton Avenue
                   Palo Alto, CA 94301
                   Attention:  Mark F. Radcliffe, Esq.
                   Fax:     (650) 833-2001
                   Tel:     (650) 833-2000

               (b) if to the Company, to:

                   ACNielsen eRatings.com
                   Stamford Landing
                   62 Southfield Avenue
                   Stamford, CT 06902
                   Attention:  Chuck Cunningham
                   Fax:     (203) 602-4500
                   Tel:     (203) 602-4506

                   with a copy to:

                   Kaye Scholer LLP
                   425 Park Avenue
                   New York, NY 10022
                   Attention:  Emanuel Cherney, Esq.
                   Fax:     (212) 836-8689
                   Tel:     (212) 836-8000

               (c) if to ACN, to:

                   ACNielsen
                   770 Broadway
                   New York, NY 10003
                   Attention:  Earl H. Doppelt
                   Fax:     (203) 961-3179
                   Tel:     (203) 961-3320

                   with a copy to:

                   Kaye Scholer LLP
                   425 Park Avenue
                   New York, NY 10022
                   Attention:  Emanuel Cherney, Esq.
                   Fax:     (212) 836-8689
                   Tel:     (212) 836-8000

          8.2 Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          8.3 Entire Agreement . This Agreement and the documents and
              ----------------
instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the Company Disclosure Schedule, together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive the Closing, in accordance with its terms.

          8.4 Amendment. This Agreement may be amended by the parties hereto by
              ---------
action taken or authorized by their respective Boards of Directors, including, in the case of NetRatings, a majority of the Independent Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.5 Assignment. This Agreement shall not be assigned, by any party
              ----------
hereto, by operation of law or otherwise, without the written consent of the other parties; provided, that ACN shall be entitled without obtaining such
               --------
consent to assign its rights and obligations under this Agreement to any affiliate of ACN

          8.6 No Third Party Beneficiary. This Agreement is not intended to
              --------------------------
confer upon any other person any rights or remedies hereunder, other than the persons entitled to indemnification under Sections 5.8 and 7 which persons are intended third party beneficiaries of such Sections 5.8 and 7 and shall be entitled to enforce such Sections 5.8 and 7 directly.

          8.7 Severability. In the event that any provision of this Agreement,
              ------------
or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

          8.8 Remedies Cumulative. Except as otherwise provided herein, any and
              -------------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          8.9 Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of Delaware applicable to parties residing in the State of Delaware, without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

          8.10 Rules of Construction. The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          8.11 Enforcement. Each of the parties hereto agrees that irreparable
               -----------
damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

          8.12 Waiver. Any waiver of any of the terms of this Agreement must be
               ------
in writing and must be duly executed by or on behalf of the party to be charged with such waiver. Any waiver by NetRatings must be approved by the Board of Directors of NetRatings, including a majority of the Independent Directors. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term hereof on any one occasion shall not be

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

construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms of this Agreement at a later date. Further, no waiver of any of the terms of this Agreement shall be deemed to or shall constitute a waiver of any other term hereof (whether or not similar).

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

ACNIELSEN ERATINGS.COM             NETRATINGS, INC.


/s/  Michael E. Elias              /s/  William Pulver
By:  Michael E. Elias              By:  William Pulver
Title:  Vice President             Title:  President and Chief Executive Officer

ACNIELSEN CORPORATION              ESTANCIA ACQUISITION CORP.


/s/  Michael E. Elias              /s/  William Pulver
By:  Michael E. Elias              By:  President and Chief Executive Officer
Title:  Vice President             Title:  President and Chief Executive Officer

                                       41